FEDERATED ADMINISTRATIVE
                         SERVICES

                                              FEDERATED INVESTORS TOWER
                                              PITTSBURGH, PA 15222-3779
                                              412-288-1900


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                          May 15, 1997



Federated Municipal Securities Fund, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

         You have requested my opinion in conjunction with the registration by Federated Municipal Securities Fund, Inc. (the "Corporation") of an additional 2,038,439 shares of its common stock pursuant to Post-effective Amendment No. 49 to the Corporation's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No.2-57181). The subject Post-effective Amendment will be filed pursuant to Paragraph
(b) of Rule 485 and become effective pursuant to said Rule immediately upon filing.

         As counsel I have participated in the preparation and filing of the Corporation's amended registration statement under the Securities Act of 1933 referred to above. Further, I have examined and am familiar with the Corporation's Articles of Incorporation dated September 10, 1976 ("Articles of Incorporation"), its Bylaws and other corporate documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purpose of this opinion.

         On the basis of the foregoing, it is my opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Maryland.

         2. The Corporation is authorized to issue 1,000,000,000 shares of common stock of a par value of $0.001 per share.

         3. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Articles of Incorporation upon receipt of consideration sufficient to comply with the Articles of Incorporation and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion as part of the Corporation's registration statement referred to above and as a part of any application or registration statement filed under the securities laws of the States of the United States.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                                         Very truly yours,


                                                         /s/ S. Elliott Cohan
                                                         S. Elliott Cohan
                                                         Fund Attorney